EXHIBIT 5.1
                                  EXHIBIT 23.1


                               Michael A. Littman
                                Attorney at Law
                               7609 Ralston Road
                                Arvada, CO 80002
                        303-422-8127 * 303-431-1567 fax



                                 January 3, 2007



Sea 2 Sky Corporation
RPO 75156
White Rock, British Columbia
Canada V4B 5L4


Re:  SB-2 Registration Statement for common shares of Sea 2 Sky Corporation

Gentlemen:


     At your request, I have examined Registration Statement No. 333-138989 which is being filed with the Securities and Exchange Commission ("SEC"), on Form SB-2 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 880,000 Shares of common stock of selling Shareholders now issued and outstanding.


     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and not others:

     a.   Certificate of Incorporation of the Company, as amended to date;

     b.   Bylaws of the Company, as amended to date;

     c. Certified Resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Stock.

     d. The Registration Statement as filed with the SEC as of the date hereof.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy of accuracy of such documents and records.

     Based on the foregoing, it is my opinion that the Stock being registered under the Registration Statement, as issued, is and will be duly and validly authorized, fully paid and non-assessable under Nevada Laws.

Sea 2 Sky Corporation
January 3, 2007
Page 2


     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the offering described therein.


     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement. However, I will provide you with an updated opinion once the SB-2 goes effective.


                                         Sincerely,

                                         /s/ Michael A. Littman
                                         ------------------------
                                         Michael A. Littman

MAL:jb